                                  EXHIBIT 21.1

Arcair Stoody Europe S.A. (Belgium)                     Marison Cylinder Company
Europa Building                                         101 South Hanley Road, Suite 600
Chorley North Industrial Park                           St. Louis, MO  63105
Drumhead Road
Chorley Lancashire PR6 7BX England                      Maxweld & Braze Pty. Ltd.
                                                        9 First Street
C&G Systems, Inc.                                       Boksburg North
1401 Glenlake                                           Boksburg, South Africa
Itaska, IL  60143                                       Stand #471 B14

C&G Systems Holding, Inc.                               MECO Holding Company
101 South Hanley Road, Suite 600                        101 South Hanley Road, Suite 600
St. Louis MO  63105                                     St. Louis, MO  63105

Canadian Cylinder Company                               Metalservice S.A.
2220 Wyecroft Road                                      Piloto Lazo #90 Cerillos
Oakville, Ontario                                       Santiago, Chile
Canada L6L 5V6
                                                        Modern Engineering Company, Inc.
Comet Property Holdings Limited                         Unit 65, US Highway I-55 South
Accra Bldg. 122 Gamboa Street                           Gallman, MS  39077
Lagaspi Village
Makati City, Philippines                                O.C.I.M. S.r.l.
                                                        Via Benaco, 3
Comweld Group Pty Ltd.                                  S. Giuliano Milanese (MI)
85 Chifley Drive                                        Milan, Italy 20098
Preston Victoria, 3072
Australia                                               Palco Trading Company
                                                        P.O. Box 34 - 35
Comweld Malaysia Sdn. Bhd.                              Dubal, UAE
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang                                        Philippine Welding Equipment, Inc.
48000 Rawang                                            Ground Floor, PWE Bldg.
Selangor Darul Ehsan                                    North Road Jagobiao
West Malaysia                                           Mandaue City
                                                        Cebu, Philippines
Comweld (Philippines) Inc.
85 Chifley Drive                                        PT Comweld Indonesia
Preston Victoria 3072                                   Kawasan Industri Jababeka
Australia                                               JI Jababeka VI Block P No. 3
                                                        Cikarang, Bekasi 17550
Coyne Natural Gas System, Inc.                          Indonesia
101 South Hanley Road, Suite 600
St. Louis, MO  63105                                    PT Thermadyne Utama Indonesia (f/k/a PT Catu...)
                                                        Kawasan Industri Jababeka
Duxtech Pty Ltd.                                        JI Jababeka VI Block P No. 3
85 Chifley Drive                                        Cikarang, Bekasi 17550
Preston Victoria 3072                                   Indonesia
Australia
                                                        Quetack Pty Ltd.
GENSET SpA                                              85 Chifley Drive
Thermadyne Italia S.P.A. fka PALCO, Italia S.P.A.       Preston Victoria 3072
Via Stazione 5                                          Australia
Villanova d'Ardenghi
Pavia 27030 Italy

                                  EXHIBIT 21.1


Quetala Pty Ltd.                                        Thermadyne China (Shanghai)
85 Chifley Drive                                        Room 102A
Preston Victoria 3072                                   685 Dingxi Road
Australia                                               Changning District
                                                        Shanghai 200052
Quetala Unit Trust                                      P.R. China
85 Chifley Drive
Preston Victoria 3072 Australia                         Thermadyne Cylinder Co.
                                                        2220 Wyecroft Road
Soltec S.A.                                             Oakville, Ontario
Piloto Lazo #90 Cerrillos                               Canada L6L 5V6
Santiago 7278654 Chile
                                                        Thermadyne de Mexico S.A. de C.V.
Stoody Company                                          Francisco del Paso y Troncoso 869
5557 Nashville Road                                     Col Los Reyes
Bowling Green, KY  42101                                Mexico City, Mexico 08620

TAG Realty                                              Thermadyne do Brasil Ltda
101 South Hanley Road, Suite 600                        Rau Marechal Deodro 597
St. Louis, MO  63105                                    Vila Paulo Apto 121
                                                        Sao Caetano Do Suls 09541300
TEC.MO. S.r.l.
Via Rio Fabbiani, 8                                     Thermadyne Foreign Sales Corporation (Barbados)
40067 Rastignano                                        c/o Price Waterhouse Corporate Services
Bologna, Italy                                          Price Waterhouse Centre
                                                        Collymore Road, St. Michael, Barbados
Thermadyne Asia/Pacific PTE Ltd.
UE Tech Park #02-03                                     Thermadyne Holding Corp.
8 Pandane Crescent                                      101 S. Hanley Road, Suite 600
Singapore 128464                                        St. Louis, MO  63105

Thermadyne Asia SDN BHD (Malaysia)                      Thermadyne Industries, Inc.
Lot 151, Rawang Integrated Industrial Park              101 South Hanley Road, Suite 600
Jalan Batu Arang                                        St. Louis, MO  63105
48000 Rawang
Selangor Darul Ehsan                                    Thermadyne Industries Limited (UK)
West Malaysia                                           Europa Building
                                                        3 Chorley North Industrial Park
Thermadyne Australia Pty Ltd.                           Chorley Lancashire PR6 7BX England
85 Chifley Drive
Preston Victoria 3072                                   Thermadyne International Corp.
Australia                                               2070 Wyecroft Road
                                                        Oakville, Ontario
Thermadyne Brazil Holdings, Ltd.                        Canada L6L 5V6
101 South Hanley Road, Suite 600
St. Louis, MO  63105                                    Thermadyne Italia SRL
                                                        Via Gb Stucchi 66120A
Thermadyne Capital Corp.                                Monza, Italy 20052
101 South Hanley Road, Suite 600
St. Louis, MO  63105                                    Thermadyne Hong Kong Limited
                                                        3rd Floor Block G Marigold Garden
Thermadyne Chile Holdings, Ltd.                         12-14 Marigold Road
101 South Hanley Road, Suite 600                        Kowloon
St. Louis, MO  63105                                    Hong Kong

                                  EXHIBIT 21.1

Thermadyne Japan Ltd.                                   Thermal Arc Philippines Inc.
4-3-18-201 Zuiko Higashi                                Ground Floor, PWE Building
Yodogawa-Ka                                             North Road, Jagobiao
Osaka, Japan 533-0005                                   Mandaue City 6014
                                                        Cebu Philippines
Thermadyne Korea, Ltd.
Lot 151, Rawang Integrated Industrial Park              Tweco de Mexico SA de C.V.
Jalan Batu Arang                                        Jesus Siqueiros 652
48000 Rawang                                            Col. Alvaro Obregon
Selangor Darul Ehsan                                    Hermosillo Sonora, Mexico  83170
Malaysia
                                                        TWECO Products, Inc.
Thermadyne Mfg. LLC                                     4200 West Harry
101 South Hanley Road, Suite 600                        Wichita, KS  67209
St. Louis, MO  63105
                                                        Victor Coyne International, Inc.
Thermadyne Receivables, Inc.                            2800 Old Airport
101 South Hanley Road, Suite 600                        Denton, TX  76202
St. Louis, MO  63105
                                                        Victor Equipment Company
Thermadyne South Africa (Pty) Ltd.                      2800 Old Airport Road
Dba Unique Welding Alloys                               Denton, TX  76205
9 First Street
Boksburg North                                          Victor Equipment de Mexico, S.A. de C.V.
Boksburg, South Africa                                  Jesus Siqueiros #652
Stand #471 B14                                          Colonia Alvaro Obregon
                                                        Hermosillo, Sonora, Mexico, 83170
Thermadyne South America Holdings, Ltd.
E&Y Corporate Services Ltd.                             Victor Gas Systems, Inc.
One Capital Place PO Box 1034                           960 Brookroad Suite 1
George Town Grand Cayman                                Conshohocken, PA 19428-1100
Cayman Island
                                                        Wichita Warehouse Corp.
Thermadyne (Thailand) Co. Ltd.                          4200 West Harry
Piansri Wattana Bldg. 29/9 Moo 14                       Wichita, KS  67209
Banga-Trad Road Rm 6 Bangkaew
Bangplee Samutprakarn Thailand 10540

Thermadyne Victor Ltd.
Avenida Brazil 13629
Rio de Janeiro  RJ 21012 - 351
Brazil

Thermadyne Welding Products Canada, Ltd.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6

Thermal Dynamics Corp.
Industrial Part #2
West Lebanon, NH  03784

Thermal Arc, Inc.
2200 Corporate Drive
Troy, OH  45373